                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] CONFIDENTIAL, FOR USE OF THE
[X] Definitive Proxy Statement                COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             INFOSEEK CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies: N/A

  (2)  Aggregate number of securities to which transaction applies: N/A

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

  (4)  Proposed maximum aggregate value of transaction: N/A

  (5)  Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid: N/A

  (2)  Form, Schedule or Registration Statement No.: N/A

  (3)  Filing Party: N/A

  (4)  Date Filed: N/A

                             INFOSEEK CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 19, 1998

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Infoseek Corporation, a California corporation (the "Company"), will be held on Friday, June 19, 1998 at 9:00 a.m., local time, at the Company's principal executive offices located at 1399 Moffett Park Drive, Sunnyvale, California 94089, for the following purposes:

    1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified;

    2. To ratify and approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for grant thereunder by 1,500,000 to a total of 8,725,000;

    3. To ratify and approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan to provide for an annual increase in the number of shares available for grant thereunder by the lesser of (i) 1,200,000 shares, (ii) 4% of the outstanding shares of Common Stock of the Company, or (iii) such lesser number of shares as determined by the Board of Directors;

    4. To ratify and approve an amendment to the Company's Stock Option/Stock Issuance Plan to provide for an increase in the automatic option grant program for non-employee directors from (i) 7,500 to 15,000 upon becoming a director, and (ii) 3,750 to 7,500 at the time of each annual meeting of shareholders thereafter;

    5. To ratify and approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance and sale thereunder by 400,000 to a total of 587,500;

    6. To ratify and approve an amendment to the Company's Employee Stock Purchase Plan to provide for an annual increase in the number of shares available for issuance and sale thereunder by the lesser of (i) 400,000 shares, (ii) 1% of the outstanding shares of Common Stock of the Company, or (iii) such lesser number of shares as determined by the Board of Directors;

    7. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

    8. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on April 27, 1998 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

  All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Harry M. Motro
                                          President, Chief Executive Officer
                                           and Director

Sunnyvale, California
May 8, 1998

 IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             INFOSEEK CORPORATION

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors of Infoseek Corporation (the "Company") for use at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 19, 1998, at 9:00 a.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company, located at 1399 Moffett Park Drive, Sunnyvale, California 94089. The Company's telephone number at that location is (408) 543-6000.

  These proxy solicitation materials were mailed on or about May 8, 1998 to all shareholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING

  The purposes of the Annual Meeting are (i) to elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify and approve the amendment to the Company's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for grant thereunder by 1,500,000 to a total of 8,725,000; (iii) to ratify and approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan to provide for an annual increase in the number of shares available for grant thereunder by the lesser of (i) 1,200,000 shares, (ii) 4% of the outstanding shares of Common Stock of the Company, or (iii) such lesser number of shares as determined by the Board of Directors; (iv) to ratify and approve an amendment to the Company's Stock Option/Stock Issuance Plan to provide for an increase in the automatic option grant program for non-employee directors from
(i) 7,500 to 15,000 upon becoming a director, and (ii) 3,750 to 7,500 at the time of each annual meeting of shareholders thereafter; (v) to ratify and approve the amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance and sale thereunder by 400,000 to a total of 587,500; (vi) to ratify and approve an amendment to the Company's Employee Stock Purchase Plan to provide for an annual increase in the number of shares available for issuance and sale thereunder by the lesser of (i) 400,000 shares, (ii) 1% of the outstanding shares of Common Stock of the Company, or (iii) such lesser number of shares as determined by the Board of Directors; (vii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and (viii) to transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record at the close of business on April 27, 1998 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 30,984,742 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and 5% shareholders, see "OTHER INFORMATION--Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $30.375 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

  Each share of Common Stock outstanding on the Record Date will be entitled to one (1) vote on all matters. The five (5) candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Each of the amendments to the Company's 1996 Stock Option/Stock Issuance Plan, the amendments to the Company's Employee Stock Purchase Plan, and the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998, will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock present or represented at the Annual Meeting.

  Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; (ii) FOR ratification and approval of the first amendment to the Company's 1996 Stock Option/Stock Issuance Plan; (iii) FOR ratification and approval of the second amendment to the Company's 1996 Stock Option/Stock Issuance Plan; (iv) FOR ratification and approval of the third amendment to the Company's 1996 Stock Option/Stock Issuance Plan; (v) FOR ratification and approval of the first amendment to the Company's Employee Stock Purchase Plan; (vi) FOR ratification and approval of the second amendment to the Company's Employee Stock Purchase Plan; and (vii) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

  The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than January 1, 1999 in order to be included in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

  The Company's fiscal year ends on December 31. Fiscal 1997 ended December 31, 1997 and is referred to herein as the "Last Fiscal Year."

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS

  A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

                                                                                DIRECTOR
   NAME OF NOMINEE          AGE            POSITION WITH THE COMPANY             SINCE
   ---------------          ---            -------------------------            --------
   Steven T. Kirsch........  41 Chairman of the Board of Directors                1993
   Harry M. Motro..........  37 President, Chief Executive Officer and Director   1997
   Matthew J. Stover(1)....  42 Director                                          1996
   John E. Zeisler(1)(2)...  45 Director                                          1995
   L. William Krause(2)....  55 Director                                          1997

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  Steven T. Kirsch, a founder of the Company, has been a director of the Company since August 1993 and Chairman of the Board of Directors since December 1995. From September 1993 to November 1995, Mr. Kirsch also served as President and Chief Executive Officer of the Company. From January 1990 to December 1993, Mr. Kirsch served as Vice President, New Product Development of Frame Technology Corporation, a software engineering company which he co-founded. Mr. Kirsch holds a B.S. degree and an M.S. degree in electrical engineering and computer science from the Massachusetts Institute of Technology.

  Harry M. Motro joined the Company in April 1997 as its President and was appointed Chief Executive Officer and a director of the Company in May 1997. From 1995 to April 1997, Mr. Motro served as Senior Vice President of Cable News Network Inc. in charge of CNN Interactive and News Business Development. From 1988 to 1995, Mr. Motro served in several executive positions with Turner Broadcasting Inc. and CNN, including Director, Special Projects and External Reporting, Assistant Vice President, Finance, and Vice President, Business Development and Strategic Planning. From 1982 to 1988, Mr. Motro served as Manager, Audit Services, with Coopers & Lybrand LLP. Mr. Motro holds a B.S. degree in business from the University of Virginia.

  Matthew J. Stover has served as a director of the Company since March 1996. Since December 1997, Mr. Stover has served as President and Chairman of the Board of Bell Atlantic Information Services Group, an international marketing information services provider. Mr. Stover is also the Chairman of the Board of Global Directory Services Company. Since January 1998, Mr. Stover has served as Chairman of the Board of Bell Atlantic Yellow Pages Company, formerly known as NYNEX Information Resources Company, where from January 1994 to January 1998, he served as President and Chief Executive Officer. Prior to that, Mr. Stover served as President and Chief Executive Officer of AGS Computers, Inc. from December 1992 to December 1993, Vice President, Public Affairs and Corporate Communications of NYNEX Corporation from May 1990 to December 1992 and Vice President, Communications for American Express Company from 1987 to 1990. Mr. Stover holds a B.A. degree in English language and literature from Yale University and a certificate from the Executive Program of the University of Virginia, Colgate Darden Graduate School of Business Administration.

  John E. Zeisler has served as a director of the Company since May 1995. Since October 1996, Mr. Zeisler has served as a General Partner of InterWest Partners, a venture capital firm. From August 1995 to September 1996, he served as Senior Vice President, Marketing of NETCOM, an internet company. From 1992 to 1995, he served as President and Chief Executive Officer of Pensoft Corporation, a software company. From 1987 to 1992, Mr. Zeisler was a co-founder and Vice President, Marketing of Claris Corporation, a software company. Mr. Zeisler holds a B.S. degree in communications from Boston University.

  L. William Krause has served as a director of the Company since July 1997. Since October 1991, Mr. Krause has served as President, Chief Executive Officer and as a director of Storm Technology, Inc., a provider of computer peripherals and software for digital imaging. Prior to that, Mr. Krause spent ten years at 3Com Corporation, a manufacturer of global data networking systems, where he served as President and Chief Executive Officer until he retired in September 1990. Mr. Krause continued as Chairman of the Board for 3Com Corporation until 1993. Previously, Mr. Krause served in various marketing and general management executive positions at Hewlett-Packard Company. Mr. Krause currently serves as a director of Sybase, Inc. and Aureal Semiconductor, Inc.

REQUIRED VOTE

  The five (5) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of ten (10) meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during the Last Fiscal Year. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee of the Board of Directors currently consists of Mr. Stover and Mr. Zeisler. During the Last Fiscal Year, the Audit Committee held four (4) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices and internal controls of the Company.

  The Compensation Committee of the Board of Directors currently consists of Mr. Krause and Mr. Zeisler. During the Last Fiscal Year, the Compensation Committee held one (1) meeting. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company.

DIRECTOR COMPENSATION

  The Company's directors are reimbursed for their out-of-pocket travel expenses associated with their attendance, but do not otherwise receive cash compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

  Under the Automatic Option Grant Program of the Company's 1996 Stock Option/Stock Issuance Plan, eligible non-employee Board members receive a series of option grants over their period of Board service. However, a non-employee Board member who is affiliated, whether as a partner, principal, officer or employee, with any entity that owns 2% or more of the shares of any class of the Company's outstanding stock will not be eligible to receive any automatic option grants under such program during his or her period of Board service. Each eligible individual who first becomes a non-employee Board member receives a 7,500 share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Shareholders Meeting, each eligible non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 3,750 shares of Common Stock provided such individual has served on the Board for at least six months. There is no limit on the number of such 3,750 share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

                                PROPOSAL NO. 2

               RATIFICATION AND APPROVAL OF THE FIRST AMENDMENT
                 TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL

  The Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") was adopted by the Board of Directors on April 10, 1996 and approved by shareholders on May 15, 1996. There are currently a total of 7,225,000 shares reserved for issuance under the 1996 Plan. As of the Record Date options to purchase approximately 5,280,653 shares were outstanding under the 1996 Plan and an aggregate of 156,433 shares were available for future grant thereunder.

PROPOSAL

  In March 1998, the Board of Directors approved an amendment to the 1996 Plan to increase the number of shares reserved for issuance thereunder by an additional 1,500,000 shares, for an aggregate of 8,725,000 shares issued or reserved for issuance thereunder. At the Annual Meeting, the shareholders are being requested to approve this amendment. The amendment to increase the number of shares reserved under the 1996 Plan is proposed in order to ensure that enough options are available in the near term to provide for growth of the Company. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, most newly hired full-time employees are granted options. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

DESCRIPTION OF THE 1996 PLAN

 Purpose

  The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company, as a means to promote the success of the Company's business.

 Plan Components

  The 1996 Plan is divided into three separate components: (i) the Discretionary Option Grant Program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of their fair market value on the grant date, (ii) the Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than 85% of their fair market value at the time of issuance or as a bonus tied to the performance of services, and (iii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

 Administration

  The 1996 Plan is administered by the Board of Directors of the Company or by one or more committees of the Board of Directors (the "Plan Administrator"). All grants under the Discretionary Option Grant Program and the Stock Issuance Program are currently being administered by the Board of Directors. All questions of interpretation of the 1996 Plan are determined by the Plan Administrator, and such determinations are final and binding upon all participants. Under the Discretionary Option Tract Program and the Stock Issuance Program, the Plan Administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a nonstatutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance including the acceleration thereof, and the maximum term for which any granted option is to remain outstanding. In no event, however, may any one participant in the 1996 Plan receive option grants or direct stock issuances for more than 1,000,000 shares per calendar year.

 Eligibility

  The Discretionary Option Grant Program and the Stock Issuance Program of the 1996 Plan permit participation by employees, non-employee Board members, consultants and other independent advisors of the Company or its majority-owned subsidiaries. Incentive Stock Options may be granted only to employees, including officers. Nonstatutory Stock Options may be granted to employees, consultants or other independent advisors of the Company.

  The Automatic Option Grant Program of the 1996 Plan permits participation by non-employee Board members, other than those Board members who are affiliated, whether as a partner, principal, officer or employee, with any entity that owns 2% or more of the shares of any class of the Company's outstanding stock.

 Stock Option and Stock Grant Terms

  The terms of stock options granted and stock issued under the 1996 Plan may be determined by the Plan Administrator, except that stock options granted pursuant to the Automatic Option Grant Program shall be governed by the self-executing terms of such program. Each stock option or stock grant is evidenced by a stock option or stock issuance agreement, as the case may be, between the Company and the person to whom such option is granted or such stock is issued, as the case may be, and is normally subject to the following additional terms and conditions:

    (a) Vesting Provisions: The Plan Administrator determines the vesting terms of the options granted or stock issued under the 1996 Plan. Stock grants pursuant to the Stock Issuance Program may be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of service or upon the attainment of specified performance objective. Options granted under the Discretionary Option Grant Program generally vest and become exercisable as to 25% of the shares one year from the date of grant and the balance in monthly increments over the subsequent three years of service. Each automatic option granted pursuant to the Automatic Option Grant Program will be immediately exercisable; however, any unvested shares so purchased will be subject to repurchase should the optionee cease service as a Board member prior to vesting in those shares. Each automatic option grant will vest in four successive equal annual installments over the optionee's period of Board service. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of any option or upon the issuance of stock, as the case may be, shall be paid in consideration of such form as is determined by the Plan Administrator, and such form of consideration may vary for each stock option or stock grant.

    (b) Exercise or Purchase Price: The exercise prices of option grants under the 1996 Plan are determined by the Plan Administrator. In the case of an incentive stock option granted to an employee or of stock option granted pursuant to the Automatic Option Grant Program, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted, with the exception that in the case of an option granted to a shareholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of such fair market value. In the case of a nonstatutory option granted to any other eligible person or of stock granted pursuant to the Stock Issuance Program, the per share exercise price or purchase price, as the case may be, shall be no less than 85% of fair market value per share on the date of grant or issuance.

    (c) Termination of Employment or Service: If the participant's status as an employee, non-employee director, consultant or other independent advisor terminates for any reason other than death or disability, options under the 1996 Plan may be exercised within such period of time after such termination as the Plan Administrator may determine, but only to the extent the options were exercisable on the date of termination, and in the case of options granted pursuant to the Automatic Option Grant Program within a period of not less than six (6) months from the date of termination of the optionee's Board service. If any optionee's employment or service be terminated for misconduct, then all outstanding options held by the optionee shall terminate immediately and cease to be outstanding. Upon the termination of any participant in the Stock Issuance Plan, all unvested shares of stock issued shall be immediately surrendered for cancellation.

    (d) Death or Permanent Disability: If an optionee should die or become permanently disabled while employed by the Company, options may be exercised by the optionee or the personal representative of the optionee's estate, as the case may be, within such period of time after such death or permanent disability as the Plan Administrator may determine, but only to the extent such options were exercisable on such date and in no event later than the expiration of the term of such options. The terms of the Automatic Option Grant Program provide that if the optionee's cessation of Board service occurs by reason of death or permanent disability, then the optionee or the personal representative of the optionee's estate, as the case may be, shall have twelve (12) months or six (6) months, respectively, during which to exercise the option, but only to the extent such options were exercisable on such date and in no event later than the expiration of the term of such options.

    (e) Termination of Options: Options granted under the 1996 Plan expire ten (10) years from the date of grant or such shorter term as may be provided in the notice of grant. No option may be exercised by any person after such expiration.

    (f) Nontransferability of Options: An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised only by the optionee during his lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (g) Other Provisions: The stock option agreement or stock issuance agreement, as the case may be, may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Plan Administrator.

 Adjustments Upon Changes in Capitalization or Changes in Control

  In the event any change is made in the Company's capitalization which results from a stock split, stock dividend, recapitalization, combination of shares or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustments shall be made with respect to shares and options available under the 1996 Plan.

  In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program, which is not to be assumed or replaced by the successor corporation, will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the authority under the Discretionary Option Grant Program and the Stock Issuance Program to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will automatically vest in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within 12 months following a merger or asset sale in which those options are assumed or those repurchase rights are assigned.

  The Plan Administrator will also have discretion to issue limited stock appreciation rights under the Discretionary Option Grant Program which will provide the holders with the right, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting securities, to surrender their outstanding options for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest reported price per share paid in effecting the takeover
(ii) the option exercise price payable per share.

 Amendment and Termination

  The Board of Directors may at any time or from time to time amend, alter, suspend or terminate the 1996 Plan without the approval of the shareholders; provided, however, that (i) the Automatic Option Grant Program cannot be amended more frequently than once every six months, and (ii) shareholder approval is required to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule or provision or any other applicable law or regulation. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by applicable law, rule or regulation. No action by the Board of Directors or shareholders may unilaterally alter or impair any rights previously granted under the 1996 Plan without the written consent of the optionee. The 1996 Plan will terminate by its terms not later than April 30, 2006.

CERTAIN TAX INFORMATION

  Options granted under the 1996 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory stock options."

  If an option granted under the 1996 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares at least two (2) years after grant of the option and one (1) year after receipt of the shares by the optionee, any gain or loss will be treated as capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred if the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

  The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the votes cast is required to approve the foregoing amendment to the 1996 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOREGOING AMENDMENT TO THE 1996 PLAN.

                                PROPOSAL NO. 3

               RATIFICATION AND APPROVAL OF THE SECOND AMENDMENT
                 TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN

PROPOSAL

  In March 1998, the Board of Directors approved a second amendment to the 1996 Plan to provide for annual increases, to occur automatically on January 1 of each year, for the duration of the 1996 Plan, in the number of shares reserved for issuance thereunder by the lesser of (i) 1,200,000 shares, (ii) 4% of the outstanding shares of Common Stock of the Company or (iii) such lesser number of shares as determined by the Board of Directors (the "Evergreen Amendment"). At the Annual Meeting, the shareholders are being requested to approve the Evergreen Amendment. This Evergreen Amendment is proposed in order to ensure enough options are available, in the long term, to provide for continued growth of the Company. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, most newly hired full-time employees are granted options. The Company believes that this policy will continue to be of great value in recruiting and retaining highly qualified technical and other key personnel. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the Votes Cast is required to approve the Evergreen Amendment to the 1996 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE EVERGREEN AMENDMENT TO THE 1996 PLAN.

                                PROPOSAL NO. 4

               RATIFICATION AND APPROVAL OF THE THIRD AMENDMENT
                 TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL

  Under the Automatic Option Grant Program of the Company's 1996 Stock Option/Stock Issuance Plan, eligible non-employee Board members receive a series of option grants over their period of Board service. However, a non-employee Board member who is affiliated, whether as a partner, principal, officer or employee, with any entity that owns 2% or more of the shares of any class of the Company's outstanding stock are not be eligible to receive any automatic option grants under such program during his or her period of Board service. Presently, each eligible individual who first becomes a non-employee Board member receives a 7,500 share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Shareholders Meeting, each eligible non-employee Board member who is to continue to serve as a non-employee Board member is automatically granted an option to purchase 3,750 shares of Common Stock provided such individual has served on the Board for at least six months. There is no limit on the number of such 3,750 share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

PROPOSAL

  In March 1998, the Board of Directors approved a third amendment to the 1996 Plan to provide for increase in the automatic option grant program for non-employee directors from (i) 7,500 to 15,000 upon becoming a director, and (ii) 3,750 to 7,500 at the time of each annual meeting of shareholders thereafter, including this Annual Meeting. At the Annual Meeting, the shareholders are being requested to approve this Amendment. The Company believes that grants of stock options motivate high levels of performance from directors and provide an effective means of recognizing directors' contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified individuals to serve on the Company's Board of Directors. The Board of Directors believes that this increase will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such qualified individuals to serve on the Company's Board of Directors.

REQUIRED VOTE

  The affirmative vote of the holders of the Votes Cast is required to approve the foregoing Amendment to the 1996 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOREGOING AMENDMENT TO THE 1996 PLAN.

                                PROPOSAL NO. 5

               RATIFICATION AND APPROVAL OF THE FIRST AMENDMENT
                        TO EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on April 10, 1996 and approved by shareholders on May 15, 1996. There are currently a total of 187,500 shares of Common Stock reserved for issuance and sale under the Purchase Plan. As of the Record Date options to purchase approximately 61,909 shares have been purchased under the Purchase Plan and an aggregate of 125,591 shares were available for future sale thereunder.

PROPOSAL

  Recent accounting pronouncements have altered the accounting treatment in the case of a shortfall of shares reserved for issuance under an employee stock purchase plan. As a result, if a shortfall occurs during a purchase period, the Company may not be able to provide for an increase to address such shortfall without incurring a significant compensation charge. To avoid such a compensation charge, in March 1998 the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder as of June 30, 1998 by an additional 400,000 shares for an aggregate of 587,500 shares issued or reserved for issuance thereunder, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to approve this amendment.

DESCRIPTION OF THE PURCHASE PLAN

  General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.

  Administration. The Purchase Plan is to be administered by a Plan Administrator. The Plan Administrator consists of a committee of two (2) or more members of the Board of Directors (the "Board"). All questions of interpretation or application of the Purchase Plan are determined by the Plan Administrator and its decisions are final, conclusive and binding upon all participants.

  Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by filing with the Company an enrollment form (including a stock purchase agreement and a payroll deduction authorization) prior to the beginning of each Offering Period unless a later time for filing the enrollment form has been set by the Plan Administrator.

  Participation in an Offering. The Purchase Plan is implemented by consecutive overlapping offering periods lasting for two (2) years (an "Offering Period"), with a new Offering Period commencing every six months. Common Stock may be purchased under the Purchase Plan every six (6) months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the Common Stock on any exercise date in an Offering Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Plan

Administrator may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period prior to the relevant start date. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 500 shares of the Company's Common Stock on the first day of the Purchase Period.

  Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or (ii) the last day of Purchase Period. The "fair market value" of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the purchase price.

  Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week for more than five (5) months per calendar year, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

  Adjustment Upon Change in Capitalization. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan, and the exercise price of any such outstanding options.

  Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would materially increase the number of shares of Common Stock issuable under the Purchase Plan or the maximum number of shares purchasable per participant on any one purchase date, except for permissible adjustments in the event of certain changes in the Company's capitalization, alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Purchase Plan or materially increase the benefits accruing to participants or materially modify the requirements for eligibility to participant in the Purchase Plan. The Purchase Plan will terminate not later than the last business day in July 2006.

  Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

  Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period or more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term, mid-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

REQUIRED VOTE

  The affirmative vote of the holders of the Votes Cast is required to approve the foregoing amendment to the Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.

                                PROPOSAL NO. 6

               RATIFICATION AND APPROVAL OF THE SECOND AMENDMENT
                      TO THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL

  Recent accounting pronouncements have altered the accounting treatment in the case of a shortfall of shares reserved for issuance under an employee stock purchase plan. As a result, if a shortfall occurs during a purchase period, the Company may not be able to provide for an increase to address such a shortfall without incurring a significant compensation charge. Therefore, in March 1998, the Board of Directors has approved the amendment to the Purchase Plan which would automatically increase the shares reserved for issuance under the Purchase Plan according to a pre-set formula and proposed that it be approved by the shareholders at this Annual Meeting. While such an amendment minimizes the likelihood of a shortfall and resulting compensation charge, the Purchase Plan will require periodic monitoring to ensure that no shortfall occurs. To minimize the risk of incurring such a compensation charge in the future, the Board of Directors, in March 1998, approved a second amendment to the Purchase Plan to provide for annual increases, to occur automatically for the duration of the Purchase Plan on January 1 of each year, in the number of shares reserved for issuance thereunder equal to the lesser of (i) 400,000 shares, (ii) 1% of the outstanding shares of Common Stock of the Company or
(iii) such lesser number of shares as determined by the Board of Directors (the "Evergreen Amendment"). At the Annual Meeting, the shareholders are being requested to approve the Evergreen Amendment to the Purchase Plan.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the Evergreen Amendment to the Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE EVERGREEN AMENDMENT TO THE PURCHASE PLAN.

                                PROPOSAL NO. 7

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the Votes Cast is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

  In addition to Mr. Motro, the following persons were executive officers of the Company as of December 31, 1997:

   NAME               AGE                       POSITION
   ----               ---                       --------
   Barak Berkowitz...  45 Vice President, Marketing
   Beth A. Haggerty..  39 Vice President, Worldwide Advertising Sales
   Leo R. Jolicoeur..  40 Vice President, Online Services
   Andrew E. Newton..  55 Vice President, General Counsel and Secretary
   John S. Nauman....  50 Vice President, Engineering
   Leslie E. Wright..  44 Vice President of Finance and Chief Financial Officer

  Barak Berkowitz joined the Company in October 1997 as Vice President, Marketing. In August 1990, Mr. Berkowitz founded MarketCentrix, a marketing consulting firm servicing technology-based companies. Mr. Berkowitz acted as President of MarketCentrix from August 1990 to July 1994, and again from October 1996 until October 1997. From July 1994 to October 1996, Mr. Berkowitz was Vice President and General Manager for the American region of Logitech, Inc., a computer peripherals company. Mr. Berkowitz studied Psychology and Biology at the City College of New York.

  Beth A. Haggerty joined the Company in August 1997 as Vice President, Worldwide Advertising Sales. From 1995 to April 1997, Ms. Haggerty served as Publishing Director of NetGuide Magazine, a CMP Media publication ("CMP"), and most recently as Publishing Director of CMPnet, the Internet Media Group of CMP. In August 1996, Ms. Haggerty also managed the launch of CMP's online product, NetGuide Live. From 1994 to 1995, Ms. Haggerty was a partner and co-founder of Interactive Enterprises, a Ziff Davis venture, and a Publisher of Inter@ctiveWeek magazine. From 1986 to 1994, Ms. Haggerty served in various capacities with CMP, including senior-level sales and marketing management positions for Information Week magazine, National Sales Manager for Network Computing magazine and Publisher of CommunicationsWeek magazine. Ms. Haggerty holds a B.S. degree in political science from Rutgers University.

  Leo R. Jolicoeur joined the Company in October 1995 and was appointed Vice President, Online Services in December of 1997. From June 1997 to December 1997, Mr. Jolicoeur was Vice President of Product Management and Infoseek International. From October of 1995 to June 1997, Mr. Jolicoeur was Senior Director, Infoseek International and Director of Business Development. From 1987 to 1995, Mr. Jolicoeur served in several management positions within Apple Computer, Inc., including Pacific Marketing Manager, Newton Systems; Business Development and Licensing Manager, Newton Systems; Project and Programs Manager, Enterprise Systems. Prior to that, from 1984 to 1987, Mr. Jolicoeur served as Network Services Manager, Digital Equipment Corporation. Mr. Jolicoeur holds a B.S. degree in Finance and Computer Science from Boston College.

  John S. Nauman joined the Company in February 1996 as Vice President, Engineering. From November 1993 to February 1996, Mr. Nauman served as Vice President, Engineering and then Vice President, Development at NetFRAME Systems, a hardware and software engineering company. From December 1989 to October 1993, Mr. Nauman was Senior Director of Networking and Communications Development and then Business Unit Manager, Integrated Technologies of Apple Computer, Inc. Mr. Nauman holds a B.S. degree in mathematics from the University of Oklahoma, an M.B.A. degree from Santa Clara University and an M.S. degree in electrical engineering from Stanford University.

  Andrew E. Newton, a founder of the Company, has served as Vice President and General Counsel since January 1994 and Secretary since March 1994. From February 1990 to November 1993, Mr. Newton was Vice President and General Counsel of Frame Technology Corporation, a software engineering company. Mr. Newton holds an A.B. degree in English from Dartmouth College and a J.D. degree from Columbia University School of Law.

  Leslie E. Wright joined the Company in August 1997 as Vice President, Finance and Chief Financial Officer. From 1994 to July 1997, Mr. Wright worked with Fractal Design Corporation, a graphics software company, where from May 1995 to July 1997 he served as Chief Operating Officer. From 1984 to 1994,
Mr. Wright worked with The ASK Group, Inc., a software company, where from 1986 through 1994, he served as Executive Vice President and Chief Financial Officer. Mr. Wright holds a B.S. degree in business from San Jose State University. Mr. Wright is a Certified Public Accountant in the State of California.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with The Nasdaq Stock Market, Inc. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with, except for that one report on Form 3 was filed late for each of Leo R. Jolicoeur and Harry M. Motro, officers of the Company, and L. William Krause, a director of the Company, regarding their respective security holdings. One report on Form 4 was filed late by Steven T. Kirsch, a director of the Company, regarding his indirect security holdings of the Company from a limited partnership of which he is a limited partner, and one report on Form 4 was filed late by Beth Haggerty regarding the purchase of shares by her spouse in August 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the officers named in the table under the heading "Executive Compensation-- Summary Compensation Table," and (iv) all directors and executive officers as a group. A total of 30,984,742 shares of the Company's Common Stock were issued and outstanding on the Record Date.

                                                                   SHARES
                                                                BENEFICIALLY
                                                                  OWNED(1)
                                                              -----------------
DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5% SHAREHOLDERS        NUMBER   PERCENT
-------------------------------------------------------       --------- -------
Steven T. Kirsch(2).......................................... 5,888,855  19.01%
Bell Atlantic Electronic Commerce Services, Inc.(3).......... 1,156,884   3.73%
 35 Village Road
 Middleton, MA 01949
Harry M. Motro(3)............................................   271,332      *
Matthew J. Stover(4)(5)...................................... 1,156,884   3.73%
John E. Zeisler(6)...........................................    58,280      *
L. William Krause(7).........................................     7,500      *
Beth A. Haggerty(8)..........................................     1,122      *
Andrew E. Newton(9)..........................................   532,775   1.71%
John S. Nauman(10)...........................................   134,775      *
Leo R. Jolicoeur(11).........................................    46,011      *
Robert E.L. Johnson III(12)..................................       --     --
All directors and executive officers as a group (10
 persons)(13)................................................ 8,097,534  26.13%

--------
  * Represents less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, the aggregate number of shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Shares issuable pursuant to such options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. To the Company's knowledge, except as set forth in the footnote to this table and subject to applicable community property laws, each party named in the table has sole voting and investment power with respect to the shares set forth opposite such party's name. Except as otherwise indicated, the address of each of the parties in this table is as follows: c/o Infoseek Corporation, 1399 Moffett Park Drive, Sunnyvale, California 94089.

 (2) Represents 5,888,855 shares held in the name of trusts for the benefit of Mr. Kirsch and his family members.

 (3) Includes 270,832 shares issuable pursuant to stock options that may be exercised within 60 days after the Record Date.

 (4) Includes 7,500 shares issuable pursuant to stock options held in the name of Mr. Stover which may be exercised within 60 days after the Record Date, of which 3,750 shares would be subject to the Company's right of repurchase.

 (5) Includes shares held by Bell Atlantic Electronic Commerce Services, Inc.

 (6) Includes 45,781 shares issuable pursuant to stock options that may be exercised within 60 days after the Record Date, of which 9,375 shares would be subject to the Company's right of repurchase.

 (7) Includes 7,500 shares issuable pursuant to stock options that may be exercised within 60 days after the Record Date, all of which shares would be subject to the Company's right of repurchase.

 (8) Represents 1,122 shares held in the name of Ms. Haggerty's spouse.

 (9) Includes 17,187 shares issuable pursuant to stock options that may be exercised within 60 days after the Record Date.

(10) Includes 68,750 shares which are subject to the Company's right of repurchase, and 20,833 shares issuable pursuant to stock options that may be exercised within 60 days after the Record Date.

(11) Includes 44,655 shares issuable pursuant to stock options that may be exercised within 60 days after the Record Date.

(12) Mr. Johnson served as the Company's Chief Executive Officer through May
     1997.

(13) Includes 414,288 shares issuable pursuant to stock options that may be exercised within 60 days after the Record Date, including those options identified in footnotes (3), (4), (6), (7), (9), (10) and (11).

EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth certain information concerning compensation paid by the Company for the fiscal years ended December 31, 1997, 1996 and 1995 to the individuals who served as the Company's Chief Executive Officer during the Last Fiscal Year and the four other most highly compensated executive officers of the Company who were serving as such at the end of the Last Fiscal Year (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                        SECURITIES
                               FISCAL                   UNDERLYING  ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY  BONUS(1)  OPTIONS   COMPENSATION
 ---------------------------   ------ -------- -------- ---------- ------------
Harry M. Motro(2).............  1997  $169,551 $ 69,230 1,000,000    $150,000(3)
 President and Chief Executive
  Officer                       1996     --       --        --          --
                                1995     --       --        --          --
Beth A. Haggerty(4)...........  1997  $ 72,355 $ 50,480   165,000    $ 50,000(5)
 Vice President, Worldwide
  Advertising Sales             1996     --       --        --          --
                                1995     --       --        --          --
Andrew E. Newton..............  1997  $160,000 $ 65,000    75,000       --
 Vice President, General
  Counsel and Secretary         1996  $140,000 $ 80,000     --          --
                                1995  $128,333 $ 40,000     --          --
John S. Nauman(6).............  1997  $175,000 $ 75,000     --          --
 Vice President, Engineering    1996  $140,961 $ 25,000   200,000       --
                                1995     --       --        --          --
Leo R. Jolicoeur(7)...........  1997  $125,615 $ 47,250   110,000       --
 Vice President, Online
  Services                      1996  $101,056 $ 20,000    37,500       --
                                1995  $ 16,524 $  3,333    75,000       --
Robert E.L. Johnson III(8)....  1997  $120,512 $  7,270     --       $287,500(9)
                                1996  $200,000 $101,000    75,000       --
                                1995  $ 12,179    --    1,200,000       --

--------
(1) Represents bonus payments earned during the Last Fiscal Year, a portion of which was paid after December 31, 1997.

(2) Mr. Motro became President and Chief Executive Officer of the Company in the second quarter of 1997 at an annual salary of $250,000.

(3) Represents a one-time relocation payment to Mr. Motro.

(4) In August 1997, Ms. Haggerty became Vice President, Worldwide Advertising Sales of the Company at an annual salary of $175,000.

(5) Represents a one-time signing bonus paid to Ms. Haggerty.

(6) In February 1996, Mr. Nauman became Vice President, Engineering.

(7) In December 1997, Mr. Jolicoeur became Vice President, Online Services of the Company at an annual salary of $135,000.

(8) In December 1995, Mr. Johnson became President and Chief Executive Officer of the Company. In May 1997, Mr. Johnson resigned as Chief Executive Officer.

(9) Represents consulting fees paid to Mr. Johnson for consulting services rendered after his resignation as Chief Executive Officer.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning stock option grants made to each of the Directors and Named Executive Officers during the Last Fiscal Year. No stock appreciation rights were granted to these individuals during such year.

                             INDIVIDUAL GRANTS(1)

                                                                          POTENTIAL REALIZABLE
                          NUMBER OF                                         VALUE AT ASSUMED
                          SECURITIES                                      ANNUAL RATES OF STOCK
                          UNDERLYING   % OF TOTAL                          PRICE APPRECIATION
                           OPTIONS   OPTIONS GRANTED EXERCISE              FOR OPTION TERM(4)
                           GRANTED   TO EMPLOYEES IN   PRICE   EXPIRATION ---------------------
          NAME              (#)(1)   FISCAL YEAR(2)  ($/SH)(3)    DATE      5% ($)    10% ($)
          ----            ---------- --------------- --------- ---------- ---------- ----------
Harry M. Motro..........  1,000,000       23.35%       $5.00    7/08/07   $3,144,473 $7,968,712
Beth A. Haggerty........    165,000        3.85%       $5.00    8/13/07   $  518,838 $1,314,837
Andrew E. Newton........     75,000        1.75%       $5.00    7/08/07   $  235,835 $  597,653
John Nauman.............      --           --           --         --         --         --
Leo R. Jolicoeur........    110,000        2.57%       $5.00    7/08/07   $  345,892 $  846,558
Robert E.L. Johnson III.      --           --           --         --         --         --

--------
(1) These options were granted under the Company's 1996 Stock Option/Stock Issuance Plan. The grants date for these options are as follows: Mr.
    Motro: July 8, 1997; Ms. Haggerty: August 13, 1997; Mr. Newton: July 8, 1997; Mr. Jolicoeur: July 8, 1997. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company.

(2) The Company granted options to purchase 4,384,100 shares of Common Stock during the Last Fiscal Year.

(3) The exercise price may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the exercise date. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the 10-year option terms will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table sets forth information concerning option exercises and option holdings during the Last Fiscal Year with respect to each of the Named Executive Officers.

                                                     NUMBER OF
                                               SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                          SHARES                UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT
                         ACQUIRED             AT FISCAL YEAR END (#)    FISCAL YEAR END ($)(1)
                           UPON     VALUE    ------------------------- -------------------------
          NAME           EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- ---------- ----------- ------------- ----------- -------------
Harry M. Motro..........    --        --         --        1,000,000    $      0    $5,750,000
Beth A. Haggerty........    --        --         --          165,000    $      0    $  948,750
Andrew E. Newton........    --        --         --           75,000    $      0    $  431,250
John S. Nauman..........    --        --       14,583         35,417    $ 23,697    $   57,552
Leo R. Jolicoeur........  28,000  $  285,272   32,937        161,563    $344,148    $1,168,480
Robert E. L. Johnson
 III.................... 574,993  $3,664,135   25,000         49,999    $265,425    $  530,839

--------
(1) The value of an "in-the-money" stock option represents the difference between the aggregate estimated fair market value of the underlying securities, based on the closing price of $10.75 per share of the Company's Common Stock on The Nasdaq National Market on December 31, 1997, and the aggregate exercise price of the subject stock option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors was formed in April 1996 and is currently comprised of Mr. Krause and Mr. Zeisler. Neither of these individuals was at any time during the Last Fiscal Year, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

  In March 1996, the Company and Bell Atlantic Electronic Commerce Services, Inc. ("ECS") (formerly NYNEX Information Technologies) entered into a one year agreement which provided that from May 1996 until May 1997 the Company prominently display the BigYellow logo, representing ECS's interactive shopping directory, as the exclusive comprehensive shopping directory within Infoseek Service, pursuant to which ECS agreed to pay to the Company up to an aggregate of $4.6 million in monthly payments. In February 1997, the Company and ECS amended this agreement to extend its terms through June 1998 in exchange for an additional $1.4 million, for a total of $6.0 million in monthly payments including payments previously paid under the terms of the original agreement. Pursuant to the amended contract, the companies have eliminated certain exclusivity and reimbursement provisions but otherwise have retained substantially the same terms and conditions as the original agreement. Mr. Stover is an affiliate, and formerly served as a director, of ECS. In addition, a Letter of Intent regarding the linking of internet sites was entered into in December between the Company and Bell Atlantic Internet Solutions, Inc., a corporation of which Mr. Stover is a director and officer. No final agreement has yet been signed.

  Since March 1995, the Company's service has been listed as a navigational service on the Netscape Web page accessible via the "NetSearch" button. Currently, Netscape's Web page displays three additional premier providers. In March 1997, the Company renewed its agreement with Netscape under terms which provide for Infoseek Service to be one of four non-exclusive premier providers displayed on Netscape's Web page for the period through April 30, 1998, which has since been extended through May 31, 1998. The March 1997 agreement with Netscape provided for the Company to pay an aggregate of $12,500,000 in cash and reciprocal advertising ($10,000,000 in cash and $2,500,000 in reciprocal advertising) over the term of the agreement. Mr. Zeisler's wife, Jennifer Bailey, is a Vice President of Netscape.

  The Company has granted options to certain of its directors and executive officers. See "OTHER INFORMATION--Option Grants in Last Fiscal Year" and "-- Security Ownership of Certain Beneficial Owners and Management."

  The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees. The Company's indemnification agreements will require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors, executive officers or significant employees and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between the Company and any of its officers, directors, affiliates and principal shareholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the Board of Directors, including a majority of the independent, disinterested directors.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as may be disclosed under "Executive Compensation--Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

  The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by the Company's performance. The Committee establishes the salaries of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries in the Last Fiscal Year were comparable in the industry for similarly-sized businesses.

  In addition to salary, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

  The Committee has also established a bonus program to reward extraordinary performance that exceeds pre-set goals established for executive officers. The Company believes that such a bonus program provides the incentive to exceed such goals, thereby building shareholder value.

                         COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                          L. William Krause
                                          John E. Zeisler

                               PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (June 11, 1996) through the end of the Last Fiscal Year for the Company, the Nasdaq Stock Market--U.S. Index (the "Nasdaq Index") and the Hambrecht & Quist Internet Index (the "Internet Index"). The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Index and the Internet Index on June 11, 1996. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                      LOGO
                              [PERFORMANCE GRAPH]

                                            NASDAQ       HAMBRECHT & QUIST
Measurement Period                          COMPOSITE    INTERNET
(Fiscal Year Covered)        INFOSEEK       INDEX        INDEX
-------------------          ----------     ---------    -----------------
Measurement Pt-06/11/96      $100.00        $100.00      $100.00
FYE 06/30/96                 $ 71.43        $ 96.28      $ 91.63
FYE 09/30/96                 $ 65.18        $ 99.69      $ 85.10
FYE 12/31/96                 $ 55.36        $104.90      $ 78.40
FYE 03/31/97                 $ 50.89        $ 99.26      $ 62.16
FYE 06/30/97                 $ 36.81        $117.17      $ 77.39
FYE 09/30/97                 $ 65.64        $136.96      $102.46
FYE 12/31/97                 $ 76.79        $127.59      $105.22

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          Harry M. Motro
                                          President, Chief Executive Officer
                                           and Director

Dated: May 8, 1998

                                 DETACH HERE


                            INFOSEEK CORPORATION

                PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of INFOSEEK CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 8, 1998, and hereby appoints Harry M. Motro and Andrew E. Newton, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of INFOSEEK CORPORATION to be held on Friday, June 19, 1998, at 9:00 a.m., local time, at the principal executive offices of the Company at 1399 Moffett Park Drive, Sunnyvale, California 94089, and at any postponement(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

        Both of such attorneys or substitutes as shall be present and shall act at said meeting or any postponement(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

SEE REVERSE                                                     SEE REVERSE
  SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE

                                  PROPOSALS

1. To elect five (5) directors to serve for the ensuing year and until their successors are duly exercised and qualified.

    Steven T. Kirsch; Harry M. Motro; Matthew J. Stover, John E. Ziesler; L. William Krause.

2. To ratify and approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan to increase the number of shares available for grant thereunder by 1,500,000 to a total of 8,725,000.

3. To ratify and approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan to provide for an annual increase in the number of shares available for grant thereunder by the lesser of (i) 1,200,000 shares, (ii) 4% of the outstanding shares of Common Stock of the Company, or (iii) such lesser number of shares as determined by the Board of Directors.

4. To ratify and approve an amendment to the Company's Stock Option/Stock Issuance Plan to provide for an increase in the automatic option grant program for non-employee directors from (i) 7,500 to 15,000 upon becoming a director, and (ii) 3,750 to 7,500 at the time of each annual meeting of shareholders thereafter.

5. To ratify and approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance and sale thereunder by 400,000 to a total of 587,500.

6. To ratify and approve an amendment to the Company's Employee Stock Purchase Plan to provide for an annual increase in the number of shares available for issuance and sale thereunder by the lesser of (i) 400,000 shares, (ii) 1% of the outstanding shares of Common Stock of the Company, or (iii) such lesser number of shares as determined by the Board of Directors.

7. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

    In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponement(s) or adjournments(s) thereof.


                                 DETACH HERE


[ X ]   PLEASE MARK
        VOTES AS IN
        THIS EXAMPLE

THIS PROXY, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 THROUGH 7.

       -------------------------------------------------------------
       PLEASE REFER ABOVE FOR EXPLANATION OF PROPOSALS LISTED HEREON.
       -------------------------------------------------------------

PROPOSAL 1   [  ]     FOR      [   ]  WITHHELD
                      ALL             FROM ALL
                    NOMINEES          NOMINEES

[   ]___________________________________________
       For all nominees except as voted above


                                         FOR        AGAINST      ABSTAIN

                        PROPOSAL 2       [  ]        [  ]          [  ]

                        PROPOSAL 3       [  ]        [  ]          [  ]

                        PROPOSAL 4       [  ]        [  ]          [  ]

MARK BELOW              PROPOSAL 5       [  ]        [  ]          [  ]
FOR ADDRESS
CHANGE AND              PROPOSAL 6       [  ]        [  ]          [  ]
NOTE AT LEFT
[   ]                   PROPOSAL 7       [  ]        [  ]          [  ]


In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or as community property, both should sign.




Signature:___________ Date:__________  Signature:___________ Date:__________